Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
RRI Energy, Inc.:
We consent to the use of our report dated February 24, 2010, with respect to the consolidated balance sheets of RRI Energy, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus. Our report on the consolidated financial statements refers to a change in accounting for fair value measurements of financial instruments in 2008.
We consent to the use of our report dated February 24, 2010, with respect to the consolidated balance sheets of RRI Energy Mid-Atlantic Power Holdings, LLC and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, member’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus. Our report on the consolidated financial statements refers to a change in accounting for fair value measurements of financial instruments in 2008.
We consent to the use of our report dated February 24, 2010, with respect to the consolidated balance sheets of Orion Power Holdings, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholder’s equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Houston, Texas
July 6, 2010